Exhibit 99.2

Investment Fact Sheet

January 2008

EMAK Worldwide, Inc. is a family of marketing services agencies in the $300+ billion marketing services industry. Its agencies are experts in consumer activation, offering strategy-based marketing programs that directly impact consumer behavior. EMAK has now completed a two-year process of restructuring after suffering record losses and write-offs from a generally unsuccessful acquisition program. Management believes that EMAK is now positioned to return to meaningful profitability and sustained growth.

INVESTMENT HIGHLIGHTS

•	Positioned for improved overall financial performance in 2008 and beyond.
•	Financially sound with adequate cash, a $25 million credit facility and still debt-free.
•

The Equity Marketing and Logistix agencies are now integrated into one streamlined organization under a unified leadership team. The newly-formed agency group will achieve significant leverage of its infrastructure, provide enhanced strategic and creative services and deliver quality products to its clients.

•	The Upshot marketing services agency continues to prosper under its veteran leadership, achieving its fourth consecutive year of double-digit revenue growth in 2007.

How to Think About EMAK

EMAK’s agencies have expertise in profitable and growing areas of the marketing services industry. EMAK estimates its addressable market today, including promotional and interactive/digital, exceeds $180 billion worldwide and is expected to surpass $230 billion in 2010, representing 28% growth. The marketing services industry overall has an expected CAGR of approximately 8% through 2010.

As of January 2008, EMAK’s agencies are in two reportable segments: Agency Services and Consumer and Promotional Products. Agency Services revenues, or fee-based revenues, represent amounts that are billable to clients under contracts for services such as strategic planning and research, event marketing and environmental branding. Consumer and Promotional Products revenues result from marketing programs that incorporate products used as free premiums or sold with or without the purchase of other products at retail.

EMAK’s agencies have well-respected clients who together represent more than $14 billion in marketing spend each year. Its client roster includes major brands such as Burger King, Frito-Lay, Kellogg’s, Kohl’s, Kraft, Macy’s, Miller Brewing and Procter & Gamble, among others. The company enjoys long-term relationships with its clients and high client retention. In fact, average tenure among EMAK’s largest clients exceeds 10 years.

Equity Marketing’s legacy business with its largest client Burger King Corporation remains strong. Its contracted role as one of Burger King Corporation’s primary promotional products and premiums manufacturing agencies of record was recently extended, providing visibility to associated revenues through 2010.

Organic growth at the agencies is on the rise. New business activity at Upshot and Logistix in the U.S. has been productive in the past year. In the first nine months of 2007, Upshot won five new clients across a broad range of categories, demonstrating its creativity and versatility, and delivered excellent organic growth. Existing clients have tapped Logistix for important repeat programs in 2008, and Logistix added fivenew clients to its roster as well.

EMAK’s agency and corporate leadership have a unified vision for EMAK’s future and are committed to achieving success. The company has “unbundled” its Consumer and Promotional Products and Agency Services businesses to achieve a clear, simple and sustainable structure. The role of Agency leadership is to drive profitable growth while maintaining an efficient overhead structure. EMAK’s corporate role is to provide the proprietary tools, metrics, incentives and support services to drive alignment and collaboration among its agencies as efficiently as possible. Marketing services is a people-driven business and EMAK’s people are some of the most talented in the industry. The leadership team includes:

Management Team			Years with
Name	Title	Years Experience	EMAK/Agencies
Jim Holbrook	Chief Executive Officer, EMAK	26	2
Peter Boutros	Chief Executive Officer, Equity Marketing/Logistix	20	1
Shannon Brown	President, Equity Marketing	21	12
Brian Kristofek	Chief Executive Officer, Upshot	16	11
Tracy Tormey	CAO and General Counsel, EMAK	18	5
Michael Sanders	SVP, Chief Financial Officer, EMAK	15	5
Roy Dar	SVP, Controller, EMAK	14	9
Duane Johnson	SVP, Human Resources, EMAK	33	4

EMAK Reshaped for Profitable Growth

Faced with high customer concentration in its early years, EMAK grew by a series of acquisitions in an effort to build out the company’s geographic reach, services capabilities and client base. Several of the acquired agencies had expertise in promotional products and thereby had an overlap in positioning and service offerings, yet these agencies were not fully integrated, resulting in a write-off of a majority of the goodwill purchased, totaling approximately $34 million in 2005 through 2007, and approximately $60 million cumulatively. Since new management joined EMAK in the past two years, the operating strategy has been revamped. The focus shifted to consolidating the company’s five promotional products agencies into one in order to tap into the efficiencies embedded in their operations and to go-to-market with enough scale and reach to be attractive to global clients.  This work is now being completed.

Although EMAK’s financial position remains sound today, a tide of losses that began in 2004, climaxed in 2005 and receded in 2006 and 2007, has required management to take significant and deliberate steps to maximize its cash from operations. First was the termination of its share buyback program after 2004 (which utilized $12 million in cash between 2001 and 2004); second was the extinguishment of the perpetual dividend payment to the company’s preferred shareholder after the first quarter of 2006 (saving EMAK $1.5 million annually and reducing the conversion price from $14.75 per share to $9.00); third was the reduction of annualized overhead by over $20 million or 35%.

The table below presents an overview of EMAK’s historical and current sources and uses of cash. As illustrated in the table, EMAK’s historical operations can be segmented into three distinct periods:

1.

EMAK’s 1994 IPO through 2000, the year in which Crown Capital made its investment in EMAK preferred stock. During this period, the company experienced earnings growth and raised an estimated $31 million from the IPO and the Crown investment.

2.	Fiscal 2001 through June 30, 2005, EMAK’s “Acquisition Period.” As noted above, during this period the company made a series of acquisitions and actively executed its share buyback program. As the table below highlights, the cash generated during the period from the IPO through the year 2000 was utilized during the Acquisition Period.

3.

The period from July 1, 2005 through September 30, 2007. During this period the company was reshaped and reorganized with new management, the consolidation of agencies and facilities, cash preservation and the streamlining of corporate executive positions.

	IPO (1994) - December 31, 2000	January 1, 2001 - June 30, 2005	July 1, 2005 - September 30, 2007

Beginning Cash (a)	$3,944	$37,505		$4,887

Sources of Funds:
Cash flow from Operations	$42,348	$23,346		$8,074	(b)
IPO, net	6,032	-		-
Preferred stock issuance (dividends)	23,702	(6,750)		(1,282)
Bank financing (payments)	-	875	(c)	(875)
Proceeds from stock option exercise	4,377	3,814		(231)
Net cash received	76,459	21,285		5,686

Uses of Funds:
Capital expenditures	$(9,768)	$(5,830)	(c)	$(3,321)
Acquisitions (net of cash)	(28,790)	(36,181)		(1,329)
Stock buyback	(4,340)	(11,892)		-
Net cash used	(42,898)	(53,903)		(4,650)

Total Cash Received (Used)	$33,561	$(32,618)		$1,036

Ending Cash (a)	$37,505	$4,887		$5,923

(a) Includes Cash, Restricted Cash and Marketable Securities.

(b) The $8.1 million of Cash Flow from Operations for the period July 1, 2005 through September 30, 2007 is presented net of (i) $3.7 million of cash paid related to the restructurings and reorganizations, which occurred during 2005 through September 30, 2007 and (ii) approximately $1.3 million of severance paid to the former CEO, who left the Company during the second quarter of 2005.

(c) Amounts presented net of approximately $1.3 million of mortgage loan repayment and related proceeds from the sale of a building.

Agency Services Segment

The services segment of EMAK’s business, mainly at Upshot, continues to show strong growth through increasing revenues from current clients as well as the addition of major new clients. Upshot’s suite of marketing services is in high demand because the agency has shown expertise in creativity and accountability across branding, integrated marketing, consumer promotions and activation, digital/interactive extensions and retail/regional marketing.

Revenues in the Agency Services segment for EMAK have grown from $19.3 million in 2004 to $29.3 million in the trailing twelve months ended September 30, 2007, representing an increase of 52.4%.

Operational Improvements in Consumer and Promotional Products Segment

The Consumer and Promotional Products business is still very attractive to the most sophisticated marketers. While manufacturing costs in Asia are increasing, quality standards are under intense scrutiny and new regulations make many marketers wary of using promotional products in their children’s marketing plans, Consumer and Promotional Products remain a critical component of marketing programs for the world’s leading consumer companies. In order to remain competitive in the current environment, EMAK has made the following major enhancements to its promotional products businesses over the past two years:

•

Leadership is paramount in driving business with EMAK’s clients, so effective January 2008 the company consolidated all of its promotional products agencies under one Chief Executive Officer, Peter Boutros. Peter, a strong leader with vast industry experience, has been on board at EMAK since April 2006 and now leads the combined Equity Marketing and Logistix (U.S. and EMEA) and Mega businesses and the Asia supply chain.

•

Scale also plays a critical role in success, so EMAK consolidated its agencies to gain a scale advantage. Historically, EMAK was slow to integrate the promotional products agencies in its portfolio, leading to fragmented leadership, few synergies, redundancies and under-leveraged skills. Bringing together all of EMAK’s Product Development, Engineering, Logistics, Sales, China-sourcing, and R&D increases efficiency and effectiveness. The products businesses retain their individual brand names to preserve their heritage with clients, partners and employees, but they now operate as one integrated business, with key client teams drawing on all of the combined resources. Early feedback from several clients has been favorable.

•

To make further strides in efficiency and productivity, the agencies have adopted a “Lean” enterprise process improvement program. Lean will serve as the central nervous system for the company’s products-based operations, stretching from client services through product development and product sourcing, all the way to billing and vendor management. The company expects full implementation by the end of 2008.

•

EMAK is making investments in technology tools that are benefiting both its Consumer and Promotional Products and Agency Services businesses. In 2007 the company invested in Interwoven’s digital asset management system (MediaBin) and project management system (WorkSite). These systems are already contributing positive results.

•

To fuel innovative thinking, the company has bolstered its Technovation group. This group serves as its forward-looking R&D department, collecting new technologies and innovations from around the globe, managing exclusive vendor relationships and building relationships with renowned inventors. This service is client-facing and helps stimulate EMAK’s innovative solutions on every project.

•

With more efficient operations and systems, continued investment in innovation and a motivated team under passionate leadership, the Consumer and Promotional Products business holds a bright future for EMAK. In fact, these advancements have played a key role in the agencies winning 2008 programs from Starbucks, Kohl’s, Kraft and others.

EMAK as a Public Company

With only 5.8 million common shares outstanding and insider and institutional ownership exceeding 86% (or 92% as converted), EMAK’s thin float creates a volatile trading pattern. While management is concerned with recent declines in EMAK’s stock price, management does not believe the current trading range accurately reflects the company’s value, performance or its potential earnings power.

NASDAQ: EMAK

Recent Price (1/4/08)	$1.00
52-week Range	$0.71 - $6.34
Market Cap (1/4/08)	$8.9 million
Shares Outstanding[1]	8.9 million
Price/sales (ttm)	0.05
Fiscal Year End	December 31
Headquarters	Los Angeles
Founded	1984
Institutional Ownership	31%
Insider Ownership[1]	61%

1Assumes the conversion of the redeemable preferred shares outstanding into 2.8 million common shares

Looking Ahead

The company has clear priorities for 2008:

1.	Contain costs and get every business segment and geographic region profitable;
2.	Aggressively drive new business development and organic growth by enhancing existing product/service offerings and taking opportunities to increase scale in existing markets;
3.	Exceed clients’ needs and expectations with innovative solutions, exceptional quality and engaging marketing programs;
4.	Invest in people and in the highest growth segments of the industry by adding to and expanding the company’s Agency Services capabilities; and
5.	Be recognized as consumer engagement experts via products and services that deliver value to EMAK’s clients’ consumers.

Looking beyond 2008 the company anticipates greater profitability assuming a) solid growth in Agency Services, b) modest growth in Consumer and Promotional Products, and c) operating expenses aligned with revenue levels. Longer-term, with a changing revenue mix that includes a greater proportion of higher-margin Agency Services revenues, EMAK should be able to surpass historical EBITDA margins, approaching 10%. The chart below highlights management’s view of what is achievable for EMAK over the next four years:

	Fiscal Years ending December 31,
(Dollars in millions)	2008	2009	2010	2011
Consumer and Promotional Products Revenues	140	147	154	162
Agency Services Revenues	30	35	40	46
Operating Expenses	34	34	35	35
EBITDA	2	6	10	12

Contact Information:

Jim Holbrook

Chief Executive Officer

(323) 932-4068

Jim.Holbrook@emak.com

Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this Fact Sheet are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company’s operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company’s actual consolidated results of operations and financial position in 2008 and thereafter to differ significantly from those expressed in forward-looking statements: the Company’s dependence on a single customer; the significant quarter-to-quarter variability in the Company’s revenues and net income; the Company’s dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company’s dependence on foreign manufacturers; the Company’s need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

RECENT FINANCIAL RESULTS
EMAK Worldwide, Inc.
Condensed Results of Operations - Selected Data
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues	$42,532	$43,078	$118,319	$125,858
Gross profit	10,544	11,547	28,728	33,190
Income (loss) from operations	(3,977)	409	(8,190)	(2,226)
Net income (loss)	(3,736)	219	(8,148)	(2,513)
Basic income (loss) per share	$(0.63)	$0.04	$(1.39)	$(0.50)
Diluted income (loss) per share	$(0.63)	$0.03	$(1.39)	$(0.50)

In 2007 the company has been faced with a decline in revenues in its international region, where revenues were 23% lower for the period while domestic revenues were relatively flat year-over-year. The European offices of EMAK’s Logistix agency have been impacted severely by the changing market in the region. As has been widely reported, marketing to children has largely curtailed in Europe due to obesity concerns. This overall shift in strategy prompted EMAK to review its European operations and is in the process of implementing a restructuring plan to bring the cost structure in-line with its lower level of revenues. Additionally, the company took an impairment charge of $3.3 million related to certain assets of the Logistix (U.K.) agency in the third quarter of 2007.

The European restructuring plan combined with a restructuring plan announced recently in the U.S. will reduce annual operating expenses by approximately $6 million, primarily through reductions in U.S. and European-based headcount.

Consolidated Balance Sheet - Selected Data
(In thousands)

	September 30,	December 31,
	2007	2006
Cash and cash equivalents	$5,548	$8,677
Working capital	5,531	9,963
Total assets	54,836	62,370
Total liabilities	36,127	36,772
Redeemable preferred stock	19,041	19,041
Total stockholders' equity (deficit)	$(332)	$6,557

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